Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-125485

GMAC RFC (Graphic Omitted)

EQUIFIRST (Graphic Omitted)

Free Writing Prospectus

Part I of II

$698,175,000 (Approximate)

RAMP Series 2005-EFC7 Trust

Issuer

EquiFirst Corporation

Originator

Residential Asset Mortgage Products, Inc.

Depositor

Residential Funding Corporation

Master Servicer

Mortgage Asset-Backed Pass-Through Certificates,

Series 2005- EFC7

December 15, 2005

GMAC RFC Securities

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about December 19, 2005
	Settlement Date:	On or about December 28, 2005
	First Payment Date:	January 25, 2006

Structure:	Fixed and ARMs:	FGIC Wrap
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the Offered Certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The securities may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus supersedes any information contained in any prior materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have accepted your offer to purchase Offered Certificates. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus and we have indicated acceptance of your offer to purchase the Offered Certificates. You may withdraw your offer to purchase Certificates at any time prior to receipt of notice of acceptance.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

RAMP Series 2005-EFC7
Certificates
Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Final Scheduled Distribution Date	Expected rating (S&P / Moody's)
A-I-1 (3) (4)	$192,177,000	Floating	SEQ	1.00 / 1.00	1 - 21 / 1 - 21	Mar-2026	AAA/Aaa
A-I-2 (3) (4)	82,961,000	Floating	SEQ	2.00 / 2.00	21 - 28 / 21 - 28	Aug-2029	AAA/Aaa
A-I-3 (3) (4)	153,510,000	Floating	SEQ	3.50 / 3.50	28 - 64 / 28 - 64	Apr-2034	AAA/Aaa
A-I-4(3) (4)	70,151,000	Floating	SEQ	6.03 / 7.70	64 - 74 / 64 - 171	Dec-2035	AAA/Aaa
A-II (5)	199,376,000	Floating	PT	2.57 / 2.75	1 - 74 / 1 - 160	Dec-2035	AAA/Aaa
Total Offered	$698,175,000
SB (6)	26,825,210	Not Offered
R (6)		Not Offered
Total Certificates	$725,000,210

Notes:

  Class sizes subject to a 10% variance.

  Pricing Speed Assumption:

  Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

  ARMs: 100% PPC (100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate Mortgage Loans in the first month of the life of the Mortgage Loans, (ii) an additional 28%/11 per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter).

  The pass-through rate on the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4 and Class A-II Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the applicable Net WAC Cap Rate and (iii) 14.00% per annum.

  If the 10% optional call is not exercised, the margin on the Class A-I-4 and Class A-II Certificates will double, beginning on the second Distribution Date after the first possible optional call date.

  The Class A-II Certificates are not offered hereby but will be offered pursuant to the prospectus.

  Not offered hereby.
  For the Class A-I-1, Class A-I-2 and Class A-I-3 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date. For the Class A-I-4 and Class A-II Certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan.

Transaction Overview
Issuer:	RAMP Series 2005-EFC7 Trust.
Certificates:

The Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates and Class A-I-4 Certificates (collectively, the "Class A-I Certificates"), backed by fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Group I Loans").

The Class A-II Certificates, backed by fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac limitations (the "Group II Loans").

The Class A-I Certificates and the Class A-II Certificates are collectively referred to as the "Class A Certificates."

The Class SB Certificates are not offered hereby.

The Class A Certificates will be offered via the Prospectus (the "Offered Certificates").

The Class A-II Certificates will be offered by the Prospectus but are not offered hereby.

Certificate Insurer:	Financial Guaranty Insurance Corporation ("FGIC"), which is rated "AAA" by S&P and "Aaa" by Moody's.
Lead Manager:	Residential Funding Securities Corporation.
Co-Lead Manager:	Barclays Capital.
Yield Maintenance Agreement Counterparty:	HSBC Bank USA, National Association.
Depositor:	Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding Corporation.
Originator:	EquiFirst Corporation.
Trustee:	U.S. Bank National Association.
Master Servicer:	Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), a wholly-owned subsidiary of GMAC Mortgage Group, Inc.
Subservicer:

Primary servicing will be provided by HomeComings Financial Network, Inc. ("HomeComings") with respect to all of the Mortgage Loans. HomeComings is a wholly-owned subsidiary of Residential Funding Corporation.

Cut-off Date:	December 1, 2005 after deducting payments due during the month of December 2005.
Settlement Date:	On or about December 28, 2005.

Distribution Dates:	25th of each month (or the next business day if such day is not a business day) commencing on January 25, 2006.
Form of Certificates:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	For the Class A Certificates: $100,000 and integral multiples of $1 in excess thereof.
ERISA Considerations:

Subject to considerations described in the prospectus, the Class A Certificates are expected to be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code (collectively, "Plans"), subject to important restrictions described in the prospectus and prospectus supplement. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a Plan's acquisition and ownership of such Class A Certificates.

Legal Investments:	The Certificates will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
Tax Status:	One or more REMIC elections.
Mortgage Loans:

The mortgage pool will consist of fixed-rate and adjustable-rate mortgage loans secured by first and second liens on mortgaged properties, the "Mortgage Loans." Approximately 27.56% of the Mortgage Loans provide for an initial interest only period of up to five years. The pool of Mortgage Loans described herein has an approximate aggregate principal balance of $725,000,210 as of the Cut-off Date.

The Group I Loans will consist of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations. The pool of Group I Loans has an approximate aggregate principal balance of $517,963,464 as of the Cut-Off Date.

The Group II Loans will consist of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac limitations. The pool of Group II Loans has an approximate aggregate principal balance of $207,036,746 as of the Cut-Off Date.

Silent Seconds:

The mortgaged properties relating to approximately 22.99%, 65.75% and 35.29% of the Group I Loans, Group II Loans and aggregate first-lien Mortgage Loans, respectively, are subject to a second-lien mortgage loan, based solely on the information made available to the Depositor. None of the related second lien mortgage loans are part of the mortgage pool. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is 86.54%, 96.83% and 89.47% for the Group I Loans, Group II Loans and aggregate Mortgage Loans, respectively.

RASC KS and RAMP RS Program Eligible:

As of the Cut-off Date approximately 88.67% of the mortgage loans are eligible under the RASC KS program. RFC has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC on the basis of criteria set forth in RFC's Client Guide, referred to as the Guide. For those mortgage loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

As of the Cut-off Date approximately 11.33% of the mortgage loans are eligible under the RAMP RS program. RFC has established the "Negotiated Conduit Asset Program" or NCA program. Through the NCA program, RFC seeks to acquire recently originated mortgage loan products with characteristics that do not meet traditional "A" quality credit requirements, which are then securitized under the RAMP shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within RFC's "AlterNet" program guidelines allow.

Originator:

EquiFirst Corporation (the "Originator") is a wholly-owned subsidiary of EFC Holdings Corporation ("EFC") and is engaged in the business of originating (or acquiring) and selling nonconforming mortgage loans collateralized by one-to-four family residential properties. The Originator was founded in 1989 and is headquartered in Charlotte, NC. EFC is a wholly owned subsidiary of Regions Financial Corporation, a publicly traded commercial bank holding company.

Prepayment Assumptions:

Fixed Rate Mortgage Loans: 23% HEP (assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain constant at 23% CPR thereafter).

Adjustable Rate Mortgage Loans: 100% PPC (100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate Mortgage Loans in the first month of the life of the Mortgage Loans, (ii) an additional 28%/11 per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter).

Optional Call:

If the aggregate stated principal balance of the Mortgage Loans falls below 10% of the aggregate original principal balance of the Mortgage Loans (the "Optional Call Date"), the Master Servicer or its designee may terminate the trust. However, no purchase of the mortgage loans or the certificates will be permitted if it would result in a draw on the financial guaranty insurance policy, and no purchase of the mortgage loans or the certificates will be permitted if the certificate insurer can show a reasonable probability that it would result in a draw on the financial guaranty insurance policy unless, in either case, the certificate insurer consents to the termination. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Group I Basis Risk Shortfall:

With respect to each class of the Class A-I Certificates and any Distribution Date on which the Group I Net WAC Cap Rate is used to determine the pass-through rate of that class of the Class A-I Certificates, an amount equal to the excess of (i) accrued certificate interest for that class of the Class A-I Certificates calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class of the Class A-I Certificates calculated using the Group I Net WAC Cap Rate.

Group I Basis Risk Shortfall Carry-Forward Amounts:

With respect to each class of Class A-I Certificates and any Distribution Date, an amount equal to the aggregate amount of Group I Basis Risk Shortfall for that class of Class A-I Certificates on that Distribution Date, plus any unpaid Group I Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate.

Group II Basis Risk Shortfall:

With respect to the Class A-II Certificates and any Distribution Date on which the Group II Net WAC Cap Rate is used to determine the pass-through rate for Class A-II Certificates, an amount equal to the excess of (i) accrued certificate interest for the Class A-II Certificates calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for the Class A-II Certificates calculated using the Group II Net WAC Cap Rate.

Group II Basis Risk Shortfall Carry-Forward Amounts:

With respect to the Class A-II Certificates and any Distribution Date, an amount equal to the aggregate amount of Group II Basis Risk Shortfall on that Distribution Date, plus any unpaid Group II Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for the Class A-II Certificates.

Relief Act Shortfalls:

With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.

Credit Enhancement:

A. The FGIC Policy.

In accordance with the terms of the financial guaranty insurance policy, FGIC will unconditionally and irrevocably guarantee:

  Shortfalls in the amounts available to pay the interest distribution amount on any Distribution Date except as provided below;

  Any losses allocated to the Class A Certificates if not covered by Excess Cash Flow or overcollateralization; and

  The outstanding certificate principal balance of the Class A Certificates on the Distribution Date in December 2035.

The policy will not guarantee the payment of Group I Basis Risk Shortfalls, Group II Basis Risk Shortfalls, Relief Act Shortfalls or Prepayment Interest Shortfalls.

.B. Overcollateralization ("OC").

Initial (% Orig)

3.70%

OC Target (% Orig)

3.70%

Stepdown OC Target (% Current)

7.40%

OC Floor (% Orig)

0.50%

C. Excess Spread.
Initially equal to approximately 277 bps per annum.

D. Yield Maintenance Agreement.

Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

Excess Cash Flow Distributions:

On any Distribution Date, Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

  as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries;
  as part of the Principal Distribution Amount, to pay to the holders of the Class A Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
  to pay the certificate insurer any cumulative insurance payments in respect of the Class A Certificates that remain unpaid as of such Distribution Date From Excess Cash Flow for that Distribution Date, other than amounts received by the trust under the Yield Maintenance Agreement, to the certificate insurer for prior draws made on the financial guaranty insurance policy allocable to the Class A Certificates;
  to pay the holders of the Class A Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;
  to pay the holders of Class A Certificates, any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;
  to pay the holders of the Class A Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;
  to pay the holders of the Class A Certificates, on a pro rata basis, based on the amount of the Group I Basis Risk Shortfall Carry Forward Amount and Group II Basis Risk Shortfall Carry Forward Amount, as applicable, previously allocated thereto that remain unreimbursed, the amount of any Group I Basis Risk Shortfall Carry Forward Amount and Group II Basis Risk Carry Forward Amount remaining unpaid as of that Distribution Date;
  to pay to the holders of the Class A Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;
  to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed; and
  to pay to the holders of the Class SB and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2), (3) and (4) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trust under the Yield Maintenance Agreement, and second from amounts received by the trust under the Yield Maintenance Agreement.

Interest Accrual Period:	From and including the preceding Distribution Date (for the first accrual period, the Closing Date) up to but excluding the current Distribution Date on an actual/360 basis.

Class A-I Pass-Through Rates:

On each Distribution Date, the Pass-Through Rate on each class of Class A-I Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for that class, and for the Class of A-I-4 Certificates beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus two-times the related margin, (y) the Group I Net WAC Cap Rate and (z) 14.00% per annum.

Class A-II Pass-Through Rate:

On each Distribution Date, the Pass-Through Rate on the Class A-II Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin, and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus two-times the related margin, (y) the Group II Net WAC Cap Rate and (z) 14.00% per annum.

Group I Net WAC Cap Rate:

For any Distribution Date and the Class A-I Certificates, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the Group I Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Group II Net WAC Cap Rate:

For any Distribution Date and the Class A-II Certificates, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the Group II Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Net WAC Cap Rate:	The Group I Net WAC Cap Rate or the Group II Net WAC Cap Rate, as applicable.
Net Mortgage Rate:

With respect to any mortgage loan, the mortgage rate thereon minus (i) the rates at which the master servicing and subservicing fees are paid and (ii) the rate at which the premium for the financial guaranty insurance policy is paid; provided, that for purposes of this calculation, the rate at which the premium for the financial guaranty insurance policy is paid shall be multiplied by a fraction equal to (x) the aggregate certificate principal balance of the Class A Certificates over (y) the aggregate stated principal balance of the mortgage loans.

Eligible Master Servicing Compensation:

For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date, in each case with respect to the related loan group. Excess Cash Flow may also be available to cover Prepayment Interest Shortfalls, subject to the priority of distribution set forth under "Excess Cash Flow Distributions".

Advances:	The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loan.

Overcollateralization Amount:

With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required Overcollateralization Amount:

With respect to any Distribution Date (a) if such Distribution Date is prior to the Stepdown Date, 3.70% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) 7.40% of the current aggregate stated principal balance of the Mortgage Loans as of the end of the related due period and (ii) the Overcollateralization Floor; provided that, if certain trigger events specified in the pooling and servicing agreement are not satisfied, the Required Overcollateralization Amount will be an amount equal to the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount may be reduced upon confirmation from each of the rating agencies that such reduction will not adversely affect the ratings of the Certificates.

Stepdown Date:

The Distribution Date which is the later to occur of (x) the Distribution Date in July 2008 and (y) the first distribution date on which aggregate stated principal balance of the Mortgage Loans as of the end of the related due period is less than one-half of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

Overcollateralization Floor:	An amount equal to 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount:

With respect to any Distribution Date, an amount equal to the lesser of (i) Excess Cash Flow from the Mortgage Loans available for payment of the Overcollateralization Increase Amount for that Distribution Date, as provided in clause (4) under "Excess Cash Flow Distributions" and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization Reduction Amount:

With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

Excess Cash Flow:

For any Distribution Date, the sum of (a) the excess of (1) the available distribution amount for that Distribution Date over (2) the sum of (x) the interest distribution amount for the Certificates and (y) the lesser of (i) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date to the extent not needed to pay interest on the Class A Certificates on such Distribution Date, (b) the Overcollateralization Reduction Amount, and (c) any amounts received by the Trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A Certificates against realized losses by making additional payments of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

Principal Distribution Amount:

For any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount for that Distribution Date plus for inclusion in Excess Cash Flow for purposes of clause (b)(iii) and (iv) in this definition, the amounts received by the trustee under the Yield Maintenance Agreement for that Distribution Date to the extent set forth in clauses (2) and (4) under the "Excess Cash Flow Distributions" above, over the interest distribution amount and (b) the sum of (i) the Principal Remittance Amount for the Mortgage Loans, (ii) Subsequent Recoveries in an amount not to exceed losses previously allocated to any class of Class A Certificates that remain unreimbursed on that Distribution Date, (iii) the lesser of (a) Excess Cash Flow for that Distribution Date, to the extent not used in clause (b)(ii) in this definition on such Distribution Date and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above and (iv) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clauses (b)(ii) and (iii) of this definition on such Distribution Date and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date minus (i) the amount of any Overcollateralization Reduction Amount for that Distribution Date and (ii) certain other amounts with respect to servicing modifications as set forth in the pooling and servicing agreement.

In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding Certificate principal balance of the Class A Certificates.

Group I Principal Distribution Amount:

On any Distribution Date, the Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to the Group I Loans for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the Mortgage Loans for that Distribution Date.

Group II Principal Distribution Amount:

On any Distribution Date, the Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to the Group II Loans for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the Mortgage Loans for that Distribution Date.

Principal Allocation Amount:

With respect to any Distribution Date, the sum of (a) the Principal Remittance Amount for that Distribution Date and (b) the amount described in clause (b)(ii) of the definition of Principal Distribution Amount for that Distribution Date and (c) the aggregate amount of the principal portion of realized losses on the Mortgage Loans in the calendar month preceding that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above minus (d) certain amounts with respect to servicing modifications as set forth in the pooling and servicing agreement; provided that on any Distribution Date on which there is insufficient Excess Cash Flow to cover all realized losses on the Mortgage Loans, in determining the Group I Principal Distribution Amount and Group II Principal Distribution Amount, the available Excess Cash Flow will be allocated to the Class A-I Certificates and Class A-II Certificates, pro rata, based on the principal portion of realized losses on the Group I Loans and Group II Loans, respectively.

Class A Interest Distribution Priority:

With respect to each class of Class A Certificates and any Distribution Date, the amount available for payment of accrued certificate interest thereon for that Distribution Date plus accrued certificate interest thereon remaining unpaid from any prior Distribution Date, in the amounts and priority as follows:

  first, concurrently, to the Class A-I Certificates, pro rata, from the Class A-I Interest Remittance Amount, and to the Class A-II Certificates, from the Class A-II Interest Remittance Amount;
  second, to the Class A-I Certificates, pro rata, from the remaining Class A-II Interest Remittance Amount and to the Class A-II Certificates, from the remaining Class A-I Interest Remittance Amount, as needed after taking into account any distribution in respect of interest on the Class A Certificates made in first above;
  third, concurrently, from the Principal Remittance Amount related to Loan Group I to the Class A-I Certificates, pro rata, and from the Principal Remittance Amount related to Loan Group II to the Class A-II Certificates, after taking into account any distributions in respect of interest on the Class A Certificates made in clauses first and second above; and
  fourth, from the remaining Principal Remittance Amount related to Loan Group II to the Class A-I Certificates, pro rata, or from the remaining Principal Remittance Amount related to Loan Group I to the Class A-II Certificates, as needed after taking into account any distributions in respect of interest on the Class A Certificates made in clauses first, second and third above.

Class A-I Interest Remittance Amount:	With respect to any Distribution Date, the portion of the available distribution amount for that Distribution Date attributable to interest received or advanced with respect to the Group I Loans.
Class A-II Interest Remittance Amount:	With respect to any Distribution Date, the portion of the available distribution amount for that Distribution Date attributable to interest received or advanced with respect to the Group II Loans.
Principal Remittance Amount:

For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding Subsequent Recoveries.

Principal Distributions:

The Principal Distribution Amount will be distributed on any Distribution Date as follows:

  first, concurrently, the Group I Principal Distribution Amount, sequentially, to the Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates and Class A-I-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and the Group II Principal Distribution Amount, to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and
  second, after application of payments pursuant to "first" above, concurrently, the Group II Principal Distribution Amount, sequentially, to the Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates and Class A-I-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero or the Group I Principal Distribution Amount, to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Subsequent Recoveries:	Subsequent recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.
Allocation of Losses:

Any realized losses will be allocated or covered as follows:

  by Excess Cash Flow for the related Distribution Date (as further described in the prospectus supplement);
  by reduction of the Overcollateralization Amount, until reduced to zero (as further described in the prospectus supplement); and
  for losses on the Group I Loans, to the Class A-I Certificates on a pro rata basis, and for losses on the Group II Loans, to the Class A-II Certificates, in each case until the certificate principal balances thereof have been reduced to zero.

Prospectus:

The Offered Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Prospectus. The foregoing is qualified in its entirety by the information appearing in the Prospectus.

Yield Maintenance Agreement

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with HSBC Bank USA, National Association (the "Counterparty") for the benefit of the Class A Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal of the Class A Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of [4.35]% beginning with the Distribution Date in January 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2010.
Period	Notional Balance ($)	Period	Notional Balance ($)
1	698,175,000.00	31	208,069,390.18
2	694,635,124.32	32	198,227,878.27
3	689,513,469.83	33	188,820,524.77
4	682,800,650.28	34	179,827,743.38
5	673,684,705.02	35	171,230,844.68
6	661,364,058.93	36	163,011,994.68
7	647,081,183.35	37	155,154,903.68
8	630,881,616.68	38	155,154,903.68
9	612,828,630.92	39	152,655,015.01
10	593,249,725.61	40	146,205,315.00
11	572,320,979.65	41	140,037,629.95
12	550,196,439.22	42	134,139,314.92
13	528,901,339.50	43	128,498,301.69
14	508,404,907.24	44	123,103,072.19
15	488,676,992.83	45	117,942,633.09
16	469,688,590.67	46	113,006,491.70
17	451,411,795.53	47	108,284,632.83
18	433,819,760.72	48	103,767,496.84
19	416,886,657.71	49	99,445,958.66
20	400,587,637.39	50	95,311,307.79
21	384,860,805.66	51	91,355,229.23
22	369,336,274.92	52	87,569,785.32
23	342,038,932.14	53	83,947,398.34
24	316,789,400.45	54	80,480,834.01
25	293,487,743.60	55	77,163,185.73
26	271,943,645.80	56	73,987,859.49
27	252,204,687.35	57	70,948,559.57
28	240,409,121.23	58	68,039,274.80
29	229,137,982.06	59	65,254,242.96
30	218,365,587.21	60	62,584,913.34

Group I Net WAC Schedule [Subject to Change]

Period	Net WAC Rate % (1)	Effective Rate % (1, 2, 3)	Period	Net WAC Rate % (1)	Effective Rate % (1, 2, 3)
1	7.07	22.72	38	9.76	20.60
2	6.39	22.04	39	10.79	21.82
3	7.07	22.72	40	9.73	20.65
4	6.39	22.04	41	10.05	20.86
5	6.60	22.23	42	10.38	21.08
6	6.39	21.96	43	10.71	21.30
7	6.60	22.10	44	10.35	20.84
8	6.39	21.81	45	10.33	20.72
9	6.39	21.71	46	10.66	20.95
10	6.60	21.81	47	10.31	20.49
11	6.39	21.48	48	10.65	20.74
12	6.60	21.55	49	10.30	20.28
13	6.39	21.21	50	10.28	20.17
14	6.39	21.07	51	11.37	21.16
15	7.07	21.62	52	10.25	19.95
16	6.39	20.81	53	10.58	20.18
17	6.60	20.89	54	10.24	19.75
18	6.39	20.55	55	10.57	19.99
19	6.60	20.63	56	10.21	19.54
20	6.39	20.29	57	10.19	19.44
21	6.39	20.16	58	10.52	19.68
22	6.61	20.24	59	10.21	19.28
23	6.40	19.74	60	10.56	19.55
24	8.78	21.84	61	10.20	10.20
25	8.48	21.27	62	10.19	10.19
26	8.47	20.99	63	11.26	11.26
27	9.03	21.30	64	10.16	10.16
28	8.45	20.57	65	10.49	10.49
29	8.72	20.70	66	10.15	10.15
30	9.11	20.95	67	10.47	10.47
31	9.41	21.11	68	10.11	10.11
32	9.09	20.44	69	10.10	10.10
33	9.08	20.26	70	10.42	10.42
34	9.38	20.38	71	10.08	10.08
35	9.07	19.91	72	10.41	10.41
36	10.10	20.77	73	10.05	10.05
37	9.77	20.26	74	10.04	10.04

Notes:

(1) Assumes all index values remain constant at 20.00%, the optional termination is exercised and no losses are applied to the Mortgage Loans.

(2) The "Net WAC Rate" is a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period of the Certificates and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans less (iii) (ii) the rate at which the premium for the financial guaranty insurance policy is paid; provided, that for purposes of this calculation, the rate at which the premium for the financial guaranty insurance policy is paid shall be multiplied by a fraction equal to (x) the aggregate certificate principal balance of the Class A Certificates over (y) the aggregate stated principal balance of the mortgage loans.

(3) The effective available funds cap rate (the "Effective Rate") is the Net WAC Rate, plus any payments from the Yield Maintenance Agreement, divided by the aggregate certificate principal balance of the Class A and Class M Certificates multiplied by 360 divided by actual number of days.

Group II Net WAC Schedule [Subject to Change]

Period	Net WAC Rate % (1)	Effective Rate % (1, 2, 3)	Period	Net WAC Rate % (1)	Effective Rate % (1, 2, 3)
1	6.97	22.62	38	10.5	21.34
2	6.30	21.95	39	11.61	22.64
3	6.97	22.62	40	10.48	21.40
4	6.30	21.95	41	10.83	21.64
5	6.51	22.14	42	11.31	22.01
6	6.30	21.87	43	11.68	22.27
7	6.51	22.01	44	11.29	21.78
8	6.30	21.72	45	11.28	21.67
9	6.30	21.62	46	11.65	21.93
10	6.51	21.72	47	11.27	21.45
11	6.30	21.39	48	11.65	21.74
12	6.51	21.46	49	11.27	21.25
13	6.30	21.11	50	11.26	21.15
14	6.30	20.98	51	12.46	22.25
15	6.97	21.52	52	11.24	20.94
16	6.30	20.72	53	11.61	21.22
17	6.51	20.79	54	11.24	20.76
18	6.30	20.46	55	11.61	21.03
19	6.51	20.54	56	11.23	20.56
20	6.30	20.20	57	11.22	20.46
21	6.30	20.07	58	11.59	20.75
22	6.51	20.15	59	11.21	20.28
23	6.31	19.65	60	11.58	20.57
24	9.14	22.21	61	11.19	11.19
25	8.84	21.63	62	11.18	11.18
26	8.83	21.35	63	12.37	12.37
27	9.43	21.70	64	11.17	11.17
28	8.82	20.94	65	11.53	11.53
29	9.12	21.10	66	11.15	11.15
30	9.65	21.49	67	11.51	11.51
31	9.97	21.67	68	11.13	11.13
32	9.64	20.99	69	11.12	11.12
33	9.64	20.82	70	11.48	11.48
34	9.96	20.96	71	11.10	11.10
35	9.64	20.48	72	11.46	11.46
36	10.86	21.52	73	11.08	11.08
37	10.50	20.99	74	11.07	11.07

Notes:

(1) Assumes all index values remain constant at 20.00%, the optional termination is exercised and no losses are applied to the Mortgage Loans.

(2) The "Net WAC Rate" is a per annum rate equal to the product of (i) 30 divided y the actual number of days in the Interest Accrual Period of the Certificates and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans less (iii) (ii) the rate at which the premium for the financial guaranty insurance policy is paid; provided, that for purposes of this calculation, the rate at which the premium for the financial guaranty insurance policy is paid shall be multiplied by a fraction equal to (x) the aggregate certificate principal balance of the Class A Certificates over (y) the aggregate stated principal balance of the mortgage loans.

(3) The effective available funds cap rate (the "Effective Rate") is the Net WAC Rateb, plus any payments from the Yield Maintenance Agreement, divided by the aggregate certificate principal balance of the Class A and Class M Certificates multiplied by 360 divided by actual number of days.

Class A Sensitivity Analysis

To 10% Call
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-I-1
Avg. Life (yrs)	13.15	1.60	1.22	1.00	0.85	0.76
Principal Window	1 - 243	1 - 35	1 - 25	1 - 21	1 - 18	1 - 15
Principal Window Months	243	35	25	21	18	15
Class A-I-2
Avg. Life (yrs)	22.00	3.67	2.51	2.00	1.73	1.49
Principal Window	243 - 284	35 - 55	25 - 37	21 - 28	18 - 24	15 - 21
Principal Window Months	42	21	13	8	7	7
Class A-I-3
Avg. Life (yrs)	26.12	7.06	4.73	3.50	2.73	2.24
Principal Window	284 - 340	55 - 129	37 - 86	28 - 64	24 - 49	21 - 39
Principal Window Months	57	75	50	37	26	19
Class A-I-4
Avg. Life (yrs)	28.74	12.28	8.22	6.03	4.65	3.74
Principal Window	340 - 346	129 - 151	86 - 101	64 - 74	49 - 57	39 - 46
Principal Window Months	7	23	16	11	9	8
Class A-II
Avg. Life (yrs)	21.08	4.99	3.40	2.57	2.06	1.71
Principal Window	1 - 346	1 - 151	1 - 101	1 - 74	1 - 57	1 - 46
Principal Window Months	346	151	101	74	57	46

Class A Sensitivity Analysis

To Maturity
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-I-1
Avg. Life (yrs)	13.15	1.60	1.22	1.00	0.85	0.76
Principal Window	1 - 243	1 - 35	1 - 25	1 - 21	1 - 18	1 - 15
Principal Window Months	243	35	25	21	18	15
Class A-I-2
Avg. Life (yrs)	22.00	3.67	2.51	2.00	1.73	1.49
Principal Window	243 - 284	35 - 55	25 - 37	21 - 28	18 - 24	15 - 21
Principal Window Months	42	21	13	8	7	7
Class A-I-3
Avg. Life (yrs)	26.12	7.07	4.74	3.50	2.74	2.24
Principal Window	284 - 340	55 - 129	37 - 86	28 - 64	24 - 49	~21 - 39
Principal Window Months	57	75	50	37	26	19
Class A-I-4
Avg. Life (yrs)	29.10	15.20	10.43	7.70	5.97	4.77
Principal Window	340 - 359	129 - 304	86 - 227	64 - 171	49 - 134	39 - 108
Principal Window Months	20	176	142	108	86	70
Class A-II
Avg. Life (yrs)	21.14	5.33	3.65	2.75	2.20	1.82
Principal Window	1 - 359	1 - 296	1 - 215	1 - 160	1 - 123	1 - 97
Principal Window Months	359	296	215	160	123	97

Rating Agency Contacts
	name	phone extension
Moody's:	Arif Kaya Bekiroglu	(212) 553-7761
S&P:	Carissa Hinman	(212) 438-1567

GMAC RFC (Graphic Omitted)

EquitFirst (Graphic Omitted)

Free Writing Prospectus

Part II of II

$698,175,000 (Approximate)

RAMP Series 2005-EFC7 Trust

Issuer

EquiFirst Corporation

Originator

Residential Asset Mortgage Products, Inc.

Depositor

Residential Funding Corporation

Master Servicer

Mortgage Asset-Backed Pass-Through Certificates,

Series 2005-EFC7

December 15, 2005

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the Offered Certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The securities may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus supersedes any information contained in any prior materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have accepted your offer to purchase Offered Certificates. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus and we have indicated acceptance of your offer to purchase the Offered Certificates. You may withdraw your offer to purchase Certificates at any time prior to receipt of notice of acceptance.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

Aggregate Collateral Summary

Summary	Total	Minimum	Maximum
Aggregate Current Principal Balance	$725,000,209.53	$14,774.22	$724,393.89
Number of Mortgage Loans	4,282

Average Current Principal Balance	$169,313.45
Weighted Average Original Loan-to-Value	82.77%	21.00%	100.00%
Weighted Average Mortgage Rate	7.23%	5.05%	12.15%
Weighted Average Net Mortgage Rate	6.77%	4.63%	11.60%
Weighted Average Note Margin	5.09%	2.82%	8.47%
Weighted Average Maximum Mortgage Rate	13.20%	11.05%	16.70%
Weighted Average Minimum Mortgage Rate	7.20%	5.05%	10.70%
Weighted Average Term to Next Rate Adjustment Date (months)	24	16	60
Weighted Average Remaining Term to Stated Maturity (months)	357	174	360
Weighted Average Credit Score	631	520	814

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid ARM	83.28%
	Fixed	16.72%

Lien	First	99.29%
	Second	0.71%

Property Type	Single-family detached	86.70%
	Townhouse	3.82%
	Condo-Low-Rise(Less than 5 stories)	5.14%
	Condo High-Rise (9 stories or more)	0.03%
	Planned Unit Developments (detached)	0.81%
	Planned Unit Developments (attached)	0.17%
	Two-to-four family units	3.31%
	Leasehold	0.02%

Occupancy Status	Primary Residence	96.05%
	Second/Vacation	0.89%
	Non Owner Occupied	3.05%

Documentation Type	Full Documentation	70.47%
	Reduced Documentation	29.53%

Loans with Prepayment penalties		74.09%

Interest Only Percentage		27.56%

Loans serviced by Homecomings		100.00%

Lien Position of the Aggregate Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	4,130	$ 719,873,833	99.29%	$ 174,304	631	82.65%
Second Lien	152	5,126,377	0.71	33,726	621	99.51
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Aggregate Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2 Year Hybrd	2,473	$ 397,504,266	54.83%	$ 160,738	620	83.21%
2 Year Hybrd IO	744	172,429,240	23.78	231,760	647	82.67
3 Year Hybrid	55	9,048,764	1.25	164,523	647	79.96
3 Year Hybrid IO	35	7,431,368	1.03	212,325	664	83.77
5 Year Hybrid	50	8,920,304	1.23	178,406	655	84.06
5 Year Hybrid IO	34	8,466,145	1.17	249,004	667	85.52
FRM	839	109,746,247	15.14	130,806	632	81.31
FRM IO	52	11,453,875	1.58	220,267	669	81.15
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
520 - 539	149	$ 21,300,173	2.94%	$ 142,954	76.59%
540 - 559	220	31,948,998	4.41	145,223	79.97
560 - 579	317	52,555,012	7.25	165,789	80.21
580 - 599	560	90,266,564	12.45	161,190	80.97
600 - 619	709	106,384,863	14.67	150,049	83.19
620 - 639	774	131,884,352	18.19	170,393	82.99
640 - 659	596	106,338,326	14.67	178,420	83.54
660 - 679	359	69,705,307	9.61	194,165	82.83
680 - 699	227	46,029,898	6.35	202,775	85.06
700 - 719	158	29,199,010	4.03	184,804	86.78
720 - 739	93	17,278,447	2.38	185,790	86.05
740 - 759	66	12,164,317	1.68	184,308	85.42
760 or Greater	54	9,944,941	1.37	184,166	87.25
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	82.77%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 631
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	1,086	$ 77,580,974	10.70%	$ 71,437	619	84.14%
100,001 to 200,000	1,933	286,340,934	39.50	148,133	626	82.64
200,001 to 300,000	867	209,026,050	28.83	241,091	635	82.45
300,001 to 400,000	265	91,116,609	12.57	343,836	637	83.06
400,001 to 500,000	109	48,529,929	6.69	445,229	642	82.55
500,001 to 600,000	20	11,032,851	1.52	551,643	650	82.03
600,001 to 700,000	1	648,470	0.09	648,470	719	67.00
700,001 to 800,000	1	724,394	0.10	724,394	631	75.00
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $169,313

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	4	$ 1,091,929	0.15%	$ 272,982	668	72.35%
5.000 - 5.499	97	24,107,235	3.33	248,528	663	77.91
5.500 - 5.999	434	93,821,500	12.94	216,179	651	79.09
6.000 - 6.499	975	191,900,696	26.47	196,821	642	81.25
6.500 - 6.999	900	161,315,300	22.25	179,239	632	81.52
7.000 - 7.499	800	129,458,821	17.86	161,824	621	84.26
7.500 - 7.999	407	56,501,625	7.79	138,825	611	86.03
8.000 - 8.499	296	37,803,467	5.21	127,714	596	90.74
8.500 - 8.999	149	16,126,686	2.22	108,233	581	90.77
9.000 - 9.499	105	7,986,031	1.10	76,057	585	93.60
9.500 - 9.999	93	3,686,498	0.51	39,640	598	97.61
10.000 - 10.499	14	762,956	0.11	54,497	594	97.94
10.500 - 10.999	4	221,203	0.03	55,301	626	98.76
11.000 - 11.499	3	79,800	0.01	26,600	608	100.00
11.500 - 11.999	1	136,462	0.02	136,462	556	70.00
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 6.7664% per annum.

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	7	$ 1,913,121	0.26%	$ 273,303	678	75.63%
5.500 - 5.999	140	33,116,725	4.57	236,548	663	78.30
6.000 - 6.499	438	94,029,674	12.97	214,680	652	79.05
6.500 - 6.999	1,092	215,532,101	29.73	197,374	641	81.47
7.000 - 7.499	790	134,817,001	18.60	170,654	631	81.83
7.500 - 7.999	804	131,049,790	18.08	162,997	619	83.93
8.000 - 8.499	335	46,314,831	6.39	138,253	608	86.46
8.500 - 8.999	303	38,730,242	5.34	127,823	594	90.72
9.000 - 9.499	143	15,402,482	2.12	107,710	580	90.05
9.500 - 9.999	112	8,994,985	1.24	80,312	583	93.93
10.000 - 10.499	94	3,703,309	0.51	39,397	599	97.54
10.500 - 10.999	16	958,483	0.13	59,905	588	97.34
11.000 - 11.499	4	221,203	0.03	55,301	626	98.76
11.500 - 11.999	3	79,800	0.01	26,600	608	100.00
12.000 - 12.499	1	136,462	0.02	136,462	556	70.00
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.2287% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	53	$ 6,501,571	0.90%	$ 122,671	586
50.01 - 55.00	30	4,779,970	0.66	159,332	600
55.01 - 60.00	51	8,470,417	1.17	166,087	600
60.01 - 65.00	73	12,467,669	1.72	170,790	606
65.01 - 70.00	153	26,555,750	3.66	173,567	600
70.01 - 75.00	210	39,772,177	5.49	189,391	604
75.01 - 80.00	1,891	331,907,681	45.78	175,520	640
80.01 - 85.00	408	78,739,042	10.86	192,988	610
85.01 - 90.00	589	106,365,781	14.67	180,587	624
90.01 - 95.00	262	47,944,752	6.61	182,995	631
95.01 - 100.00	562	61,495,398	8.48	109,422	665
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 82.77%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	89	$ 10,504,784	1.45%	$ 118,031	624	87.35%
Arizona	282	54,521,972	7.52	193,340	624	81.34
Arkansas	18	1,937,357	0.27	107,631	607	89.68
California	332	94,603,698	13.05	284,951	641	79.33
Colorado	113	20,151,690	2.78	178,334	636	82.28
Connecticut	43	7,983,952	1.10	185,673	631	84.20
Delaware	52	9,560,497	1.32	183,856	620	84.95
Florida	262	46,277,736	6.38	176,633	625	80.97
Georgia	134	18,968,696	2.62	141,557	639	84.09
Idaho	23	3,424,493	0.47	148,891	607	81.68
Illinois	300	50,545,428	6.97	168,485	636	83.98
Indiana	113	11,086,225	1.53	98,108	623	89.08
Iowa	26	2,739,805	0.38	105,377	641	88.47
Kansas	21	2,800,880	0.39	133,375	623	84.37
Kentucky	52	5,683,664	0.78	109,301	620	84.70
Louisiana	64	6,984,592	0.96	109,134	622	85.91
Maine	50	6,551,308	0.90	131,026	634	85.46
Maryland	239	55,385,763	7.64	231,740	628	80.64
Massachusetts	57	12,488,606	1.72	219,098	649	81.65
Michigan	164	19,560,198	2.70	119,269	618	86.44
Minnesota	48	8,198,336	1.13	170,799	633	81.16
Mississippi	42	4,154,779	0.57	98,923	628	89.67
Missouri	71	9,428,927	1.30	132,802	620	85.52
Nebraska	10	903,589	0.12	90,359	627	81.91
Nevada	98	21,806,577	3.01	222,516	642	81.88
New Hampshire	22	4,136,659	0.57	188,030	620	81.45
New Jersey	132	29,880,085	4.12	226,364	631	82.15
New Mexico	33	4,646,631	0.64	140,807	637	84.75
New York	68	9,148,394	1.26	134,535	634	82.66
North Carolina	120	14,854,157	2.05	123,785	618	85.81
Ohio	93	10,540,080	1.45	113,334	623	87.31
Oklahoma	46	5,097,628	0.70	110,818	616	85.77
Oregon	62	11,332,671	1.56	182,785	642	82.61
Pennsylvania	216	29,349,775	4.05	135,879	632	85.69
Rhode Island	20	4,960,231	0.68	248,012	646	80.59
South Carolina	72	9,066,868	1.25	125,929	621	86.38
South Dakota	6	574,437	0.08	95,740	629	83.00
Tennessee	103	12,540,607	1.73	121,753	639	84.14
Texas	134	14,694,823	2.03	109,663	620	81.98
Utah	26	4,977,515	0.69	191,443	656	82.45
Vermont	6	1,009,544	0.14	168,257	620	75.32
Virginia	214	38,883,222	5.36	181,697	625	82.50
Washington	111	21,242,823	2.93	191,377	637	83.17
Wisconsin	89	11,081,304	1.53	124,509	620	84.86
Wyoming	6	729,204	0.10	121,534	605	81.55
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,846	$ 284,990,536	39.31%	$ 154,383	646	84.05%
Rate/Term Refinance	157	26,090,578	3.60	166,182	618	83.11
Equity Refinance	2,279	413,919,095	57.09	181,623	621	81.86
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	3,219	$ 510,921,035	70.47%	$ 158,720	622	83.63%
Reduced Documentation	1,063	214,079,174	29.53	201,392	651	80.70
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	4,104	$ 696,384,316	96.05%	$ 169,684	630	82.77%
Second/Vacation	30	6,476,361	0.89	215,879	661	85.81
Non-Owner Occupied	148	22,139,533	3.05	149,591	655	81.86
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	3,733	$ 628,558,956	86.70%	$ 168,379	629	82.84%
Townhouse	166	27,720,113	3.82	166,989	631	82.32
Condo-Low-Rise(Less than 5 stories)	227	37,266,804	5.14	164,171	643	82.81
Condo High-Rise (9 stories or more)	1	215,000	0.03	215,000	689	76.00
Planned Unit Developments (detached)	27	5,889,808	0.81	218,141	606	80.29
Planned Unit Developments (attached)	6	1,209,670	0.17	201,612	661	81.77
Two-to-four family units	121	24,003,059	3.31	198,372	651	81.98
Leasehold	1	136,800	0.02	136,800	592	80.00
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	2,873	$ 494,635,977	68.23%	$ 172,167	651	83.87%
AX	233	43,495,209	6.00	186,675	631	81.48
AM	520	86,076,312	11.87	165,531	596	81.99
B	308	48,795,795	6.73	158,428	570	79.92
C	185	27,963,441	3.86	151,154	556	78.90
CM	163	24,033,475	3.31	147,445	543	75.45
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	1,119	$ 187,832,845	25.91%	$ 167,858	629	82.58%
12 Months	196	38,724,007	5.34	197,571	647	82.36
24 Months	2,264	390,814,134	53.91	172,621	627	83.19
36 Months	697	106,414,413	14.68	152,675	642	81.73
Other	6	1,214,810	0.17	202,468	627	77.65
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
"Other" means not 12 months, 24 months, 36 months, and not more than 36 months.

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	3,417	$ 525,219,582	72.44%	$ 153,708	624	82.77%
60 Months	865	199,780,628	27.56	230,960	650	82.74
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	891	$ 121,200,122	16.72%	$ 136,027	635	81.30%
2.500 - 2.999	1	244,000	0.03	244,000	721	80.00
3.000 - 3.499	14	3,997,562	0.55	285,540	694	78.41
3.500 - 3.999	152	35,264,396	4.86	232,003	659	78.25
4.000 - 4.499	498	105,972,435	14.62	212,796	645	79.75
4.500 - 4.999	863	167,703,867	23.13	194,327	641	81.68
5.000 - 5.499	681	118,610,669	16.36	174,171	628	82.54
5.500 - 5.999	526	88,024,905	12.14	167,348	616	85.88
6.000 - 6.499	284	38,935,586	5.37	137,097	599	88.48
6.500 - 6.999	230	29,035,157	4.00	126,240	588	90.90
7.000 - 7.499	100	11,773,344	1.62	117,733	571	91.64
7.500 - 7.999	33	3,314,597	0.46	100,442	574	93.09
8.000 - 8.499	9	923,568	0.13	102,619	578	96.65
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.0921% per annum.

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	891	$ 121,200,122	16.72%	$ 136,027	635	81.30%
11.000 - 11.999	136	32,513,090	4.48	239,067	662	78.14
12.000 - 12.999	1,282	262,327,580	36.18	204,624	644	81.00
13.000 - 13.999	1,257	215,761,610	29.76	171,648	624	83.51
14.000 - 14.999	532	72,521,595	10.00	136,319	598	88.95
15.000 - 15.999	169	19,239,872	2.65	113,845	576	91.33
16.000 - 16.999	15	1,436,340	0.20	95,756	575	95.53
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.1951% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	891	$ 121,200,122	16.72%	$ 136,027	635	81.30%
5.000 - 5.999	136	32,513,090	4.48	239,067	662	78.14
6.000 - 6.999	1,282	262,327,580	36.18	204,624	644	81.00
7.000 - 7.999	1,257	215,761,610	29.76	171,648	624	83.51
8.000 - 8.999	532	72,521,595	10.00	136,319	598	88.95
9.000 - 9.999	169	19,239,872	2.65	113,845	576	91.33
10.000 - 10.999	15	1,436,340	0.20	95,756	575	95.53
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.1952% per annum

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	891	$ 121,200,122	16.72%	$ 136,027	635	81.30%
April 2007	1	219,398	0.03	219,398	640	90.00
May 2007	2	308,319	0.04	154,159	606	79.16
June 2007	6	798,091	0.11	133,015	623	84.04
July 2007	15	2,768,252	0.38	184,550	665	85.35
August 2007	33	5,515,879	0.76	167,148	639	86.97
September 2007	38	6,257,871	0.86	164,681	632	84.35
October 2007	193	32,760,169	4.52	169,742	633	82.29
November 2007	2,722	488,000,382	67.31	179,280	628	83.01
December 2007	207	33,305,145	4.59	160,894	625	83.25
July 2008	1	119,000	0.02	119,000	633	100.00
August 2008	3	279,587	0.04	93,196	641	90.56
September 2008	5	1,232,049	0.17	246,410	684	84.38
October 2008	7	901,205	0.12	128,744	645	86.39
November 2008	67	12,499,651	1.72	186,562	653	80.91
December 2008	7	1,448,640	0.20	206,949	652	79.89
September 2010	19	4,125,292	0.57	217,121	670	84.10
October 2010	26	5,458,393	0.75	209,938	652	83.29
November 2010	37	7,532,764	1.04	203,588	662	86.59
December 2010	2	270,000	0.04	135,000	636	74.07
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24.

Debt to Income Ratio of the Aggregate Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	79	$ 12,569,130	1.73%	$ 159,103	623	80.28%
20.01 - 25.00	122	17,066,111	2.35	139,886	626	79.82
25.01 - 30.00	277	38,160,702	5.26	137,764	626	81.82
30.01 - 35.00	427	65,521,131	9.04	153,445	625	81.56
35.01 - 40.00	655	108,233,352	14.93	165,242	634	82.48
40.01 - 45.00	949	159,906,743	22.06	168,500	632	83.05
45.01 - 50.00	1,566	283,232,005	39.07	180,863	634	83.44
50.01 - 55.00	202	39,303,784	5.42	194,573	609	82.65
55.01 - 60.00	5	1,007,251	0.14	201,450	602	79.97
Total:	4,282	$ 725,000,210	100.00%	$ 169,313	631	82.77%

As of the cut-off date, the weighted average debt-to-income ratio of the aggregate mortgage loans will be approximately 42.39%.

Group I Collateral Summary

Summary	Total	Minimum	Maximum
Group I Current Principal Balance	$517,963,463.66	$14,774.22	$724,393.89
Number of Mortgage Loans	2,895

Average Current Principal Balance	$178,916.57
Weighted Average Original Loan-to-Value	82.29%	21.00%	100.00%
Weighted Average Mortgage Rate	7.26%	5.40%	11.85%
Weighted Average Net Mortgage Rate	6.79%	4.90%	11.30%
Weighted Average Note Margin	5.13%	3.15%	8.47%
Weighted Average Maximum Mortgage Rate	13.22%	11.40%	16.70%
Weighted Average Minimum Mortgage Rate	7.22%	5.40%	10.70%
Weighted Average Term to Next Rate Adjustment Date (months)	25	16	60
Weighted Average Remaining Term to Stated Maturity (months)	356	174	360
Weighted Average Credit Score	625	520	814

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid ARM	79.96%
	Fixed	20.04%

Lien	First	99.01%
	Second	0.99%

Property Type	Single-family detached	87.57%
	Townhouse	3.83%
	Condo-Low-Rise(Less than 5 stories)	4.44%
	Condo High-Rise (9 stories or more)	0.04%
	Planned Unit Developments (detached)	0.98%
	Planned Unit Developments (attached)	0.21%
	Two-to-four family units	2.91%
	Leasehold	0.03%

Occupancy Status	Primary Residence	94.48%
	Second/Vacation	1.25%
	Non Owner Occupied	4.27%

Documentation Type	Full Documentation	72.68%
	Reduced Documentation	27.32%

Loans with Prepayment penalties		74.09%

Interest Only Percentage		26.59%

Loans serviced by Homecomings		100.00%

Lien Position of the Group I Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	2,743	$ 512,837,087	99.01%	$ 186,962	625	82.12%
Second Lien	152	5,126,377	0.99	33,726	621	99.51
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Group I Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2 Year Hybrd	1,544	$ 271,414,439	52.40%	$ 175,787	611	82.56%
2 Year Hybrd IO	456	114,642,732	22.13	251,410	645	82.77
3 Year Hybrid	37	6,656,784	1.29	179,913	640	79.00
3 Year Hybrid IO	24	5,374,816	1.04	223,951	667	84.60
5 Year Hybrid	45	8,322,269	1.61	184,939	654	83.77
5 Year Hybrid IO	30	7,735,995	1.49	257,866	664	84.83
FRM	714	93,830,581	18.12	131,415	628	80.81
FRM IO	45	9,985,847	1.93	221,908	666	81.32
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Score Distribution of the Group I Loans
Credit Score Range	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
520 - 539	132	$ 19,559,843	3.78%	$ 148,181	75.91%
540 - 559	175	26,073,952	5.03	148,994	79.04
560 - 579	259	45,015,886	8.69	173,807	78.91
580 - 599	371	65,857,188	12.71	177,513	80.37
600 - 619	525	81,047,188	15.65	154,376	83.11
620 - 639	507	92,156,257	17.79	181,768	83.01
640 - 659	383	72,508,158	14.00	189,316	83.57
660 - 679	211	45,146,681	8.72	213,965	82.71
680 - 699	145	32,565,371	6.29	224,589	84.98
700 - 719	88	17,480,267	3.37	198,639	87.11
720 - 739	41	8,442,606	1.63	205,917	87.86
740 - 759	32	6,658,295	1.29	208,072	83.05
760 or Greater	26	5,451,770	1.05	209,683	85.88
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	82.29%

As of the cut-off date, the weighted average Credit Score of the Group I mortgage loans will be approximately 625.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Mortgage Loan Principal Balances of the Group I Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	645	$ 43,836,207	8.46%	$ 67,963	610	82.37%
100,001 to 200,000	1,300	194,232,129	37.50	149,409	618	81.98
200,001 to 300,000	613	147,533,477	28.48	240,675	629	82.32
300,001 to 400,000	208	72,400,802	13.98	348,081	633	83.18
400,001 to 500,000	108	48,058,355	9.28	444,985	641	82.58
500,001 to 600,000	19	10,529,629	2.03	554,191	648	81.41
600,001 to 700,000	1	648,470	0.13	648,470	719	67.00
700,001 to 800,000	1	724,394	0.14	724,394	631	75.00
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

As of the cut-off date, the average unpaid principal balance of the Group I mortgage loans will be approximately $178,917
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Net Mortgage Rates of the Group I Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	2	$ 536,988	0.10%	$ 268,494	612	64.44%
5.000 - 5.499	59	15,376,172	2.97	260,613	655	77.28
5.500 - 5.999	274	64,587,328	12.47	235,720	648	78.36
6.000 - 6.499	623	132,088,696	25.50	212,020	636	80.96
6.500 - 6.999	591	116,847,809	22.56	197,712	628	81.18
7.000 - 7.499	568	97,305,150	18.79	171,312	615	83.73
7.500 - 7.999	291	42,789,461	8.26	147,043	607	85.02
8.000 - 8.499	206	27,599,171	5.33	133,977	590	89.23
8.500 - 8.999	91	10,402,719	2.01	114,316	576	89.00
9.000 - 9.499	85	6,294,419	1.22	74,052	582	92.42
9.500 - 9.999	84	3,071,593	0.59	36,567	602	97.92
10.000 - 10.499	14	762,956	0.15	54,497	594	97.94
10.500 - 10.999	4	221,203	0.04	55,301	626	98.76
11.000 - 11.499	3	79,800	0.02	26,600	608	100.00
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

As of the cut-off date, the weighted average Net Mortgage Rate of the Group I mortgage loans was approximately 6.7935% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Rates of the Loans of the Group I Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	3	$ 929,923	0.18%	$ 309,974	668	71.02%
5.500 - 5.999	91	22,446,781	4.33	246,668	656	77.87
6.000 - 6.499	270	62,828,541	12.13	232,698	649	78.29
6.500 - 6.999	721	154,494,747	29.83	214,278	636	81.35
7.000 - 7.499	507	94,017,909	18.15	185,440	627	81.50
7.500 - 7.999	574	99,264,431	19.16	172,935	613	83.29
8.000 - 8.499	245	35,584,465	6.87	145,243	603	85.20
8.500 - 8.999	200	27,105,068	5.23	135,525	586	89.00
9.000 - 9.499	90	10,157,411	1.96	112,860	575	87.94
9.500 - 9.999	87	6,847,641	1.32	78,709	580	92.85
10.000 - 10.499	84	3,027,061	0.58	36,036	603	97.78
10.500 - 10.999	16	958,483	0.19	59,905	588	97.34
11.000 - 11.499	4	221,203	0.04	55,301	626	98.76
11.500 - 11.999	3	79,800	0.02	26,600	608	100.00
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

As of the cut-off date, the Weighted average mortgage rate of the Group I mortgage loans will be approximately 7.2555% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value of the Group I Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	49	$ 6,091,999	1.18%	$ 124,327	584
50.01 - 55.00	29	4,449,970	0.86	153,447	599
55.01 - 60.00	47	7,783,608	1.50	165,609	596
60.01 - 65.00	71	12,188,975	2.35	171,676	606
65.01 - 70.00	142	24,946,832	4.82	175,682	600
70.01 - 75.00	198	37,834,021	7.30	191,081	605
75.01 - 80.00	981	188,637,117	36.42	192,291	635
80.01 - 85.00	362	72,146,713	13.93	199,300	611
85.01 - 90.00	499	93,306,697	18.01	186,987	627
90.01 - 95.00	204	38,817,434	7.49	190,282	637
95.01 - 100.00	313	31,760,098	6.13	101,470	656
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625

The weighted average loan-to-value ratio at origination of the Group I mortgage loans was approximately 82.29%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Geographical Distributions of Mortgaged Properties of the Group I Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	55	$ 7,297,230	1.41%	$ 132,677	626	87.42%
Arizona	216	42,430,155	8.19	196,436	615	80.98
Arkansas	12	1,444,805	0.28	120,400	602	87.22
California	252	75,379,855	14.55	299,126	635	79.22
Colorado	86	15,554,394	3.00	180,865	637	82.93
Connecticut	30	5,713,063	1.10	190,435	635	83.91
Delaware	30	5,340,929	1.03	178,031	610	85.04
Florida	182	32,607,173	6.30	179,160	622	80.24
Georgia	88	12,151,360	2.35	138,084	634	84.59
Idaho	18	2,986,840	0.58	165,936	601	80.92
Illinois	211	36,447,019	7.04	172,735	631	83.88
Indiana	71	7,162,033	1.38	100,874	620	87.62
Iowa	18	1,932,083	0.37	107,338	639	90.28
Kansas	15	2,107,892	0.41	140,526	625	83.45
Kentucky	28	2,976,062	0.57	106,288	607	82.63
Louisiana	34	3,644,294	0.70	107,185	610	85.75
Maine	35	4,359,806	0.84	124,566	611	83.87
Maryland	183	43,674,268	8.43	238,657	623	80.08
Massachusetts	25	5,793,611	1.12	231,744	632	83.34
Michigan	104	12,855,924	2.48	123,615	614	86.42
Minnesota	32	5,630,133	1.09	175,942	619	80.49
Mississippi	20	2,119,593	0.41	105,980	622	89.38
Missouri	45	6,680,006	1.29	148,445	621	85.62
Nebraska	5	529,071	0.10	105,814	603	81.95
Nevada	72	16,016,601	3.09	222,453	640	81.74
New Hampshire	15	3,024,927	0.58	201,662	612	81.09
New Jersey	96	22,552,955	4.35	234,927	622	81.08
New Mexico	18	2,672,218	0.52	148,457	635	84.87
New York	40	5,944,895	1.15	148,622	631	82.80
North Carolina	76	9,542,687	1.84	125,562	617	85.00
Ohio	64	7,850,469	1.52	122,664	624	86.63
Oklahoma	20	2,467,490	0.48	123,374	611	84.59
Oregon	43	8,348,095	1.61	194,142	639	82.77
Pennsylvania	114	16,923,563	3.27	148,452	623	85.06
Rhode Island	10	2,985,858	0.58	298,586	638	80.54
South Carolina	47	6,213,344	1.20	132,199	619	85.34
South Dakota	5	467,417	0.09	93,483	624	83.69
Tennessee	63	7,941,688	1.53	126,059	638	83.27
Texas	81	8,732,156	1.69	107,804	605	80.02
Utah	15	3,198,657	0.62	213,244	655	82.32
Vermont	4	722,562	0.14	180,641	613	73.47
Virginia	168	30,826,227	5.95	183,489	621	82.30
Washington	84	16,289,324	3.14	193,921	632	83.61
Wisconsin	61	7,908,189	1.53	129,642	613	85.22
Wyoming	4	516,544	0.10	129,136	607	82.18
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Purpose of the Group I Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	459	$ 77,953,790	15.05%	$ 169,834	650	84.33%
Rate/Term Refinance	157	26,090,578	5.04	166,182	618	83.11
Equity Refinance	2,279	413,919,095	79.91	181,623	621	81.86
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Group I Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	2,237	$ 376,471,627	72.68%	$ 168,293	619	82.94%
Reduced Documentation	658	141,491,837	27.32	215,033	643	80.57
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Group I Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	2,717	$ 489,347,570	94.48%	$ 180,106	624	82.26%
Second/Vacation	30	6,476,361	1.25	215,879	661	85.81
Non-Owner Occupied	148	22,139,533	4.27	149,591	655	81.86
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgaged Property Types of the Group I Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	2,537	$ 453,593,752	87.57%	$ 178,791	625	82.31%
Townhouse	119	19,813,882	3.83	166,503	624	82.77
Condo-Low-Rise(Less than 5 stories)	133	22,975,990	4.44	172,752	631	82.93
Condo High-Rise (9 stories or more)	1	215,000	0.04	215,000	689	76.00
Planned Unit Developments (detached)	23	5,064,847	0.98	220,211	608	79.71
Planned Unit Developments (attached)	5	1,113,296	0.21	222,659	668	80.63
Two-to-four family units	76	15,049,897	2.91	198,025	639	81.25
Leasehold	1	136,800	0.03	136,800	592	80.00
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Grades of the Group I Loans
Aggregate Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	1,832	$ 334,126,659	64.51%	$ 182,384	647	83.82%
AX	190	36,015,188	6.95	189,554	629	81.21
AM	331	61,323,590	11.84	185,268	597	81.37
B	257	42,448,185	8.20	165,168	570	78.93
C	143	22,507,170	4.35	157,393	557	77.46
CM	142	21,542,672	4.16	151,709	541	74.74
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
Prepayment Penalty Terms of the Group I Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	775	$ 134,197,929	25.91%	$ 173,159	622	82.12%
12 Months	125	26,638,892	5.14	213,111	640	81.17
24 Months	1,418	267,058,650	51.56	188,335	621	82.80
36 Months	572	89,027,502	17.19	155,642	639	81.43
Other	5	1,040,490	0.20	208,098	632	77.25
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
"Other" means not 12 months, 24 months, 36 months, and not more than 36 months.

Interest Only Terms of the Group I Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	2,340	$ 380,224,074	73.41%	$ 162,489	617	82.09%
60 Months	555	137,739,390	26.59	248,179	649	82.85
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Group I Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	759	$ 103,816,428	20.04%	$ 136,781	632	80.86%
3.000 - 3.499	7	2,068,374	0.40	295,482	699	76.92
3.500 - 3.999	85	21,815,442	4.21	256,652	653	77.50
4.000 - 4.499	299	69,536,492	13.42	232,564	640	79.26
4.500 - 4.999	520	112,934,654	21.80	217,182	636	81.56
5.000 - 5.499	429	81,720,728	15.78	190,491	623	82.42
5.500 - 5.999	354	64,524,742	12.46	182,273	610	85.02
6.000 - 6.499	214	30,774,939	5.94	143,808	595	86.92
6.500 - 6.999	144	20,023,755	3.87	139,054	581	89.18
7.000 - 7.499	67	8,651,062	1.67	129,120	568	90.52
7.500 - 7.999	12	1,414,300	0.27	117,858	561	90.15
8.000 - 8.499	5	682,547	0.13	136,509	576	95.98
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate Group I mortgage loans was approximately 5.1274% per annum.

Maximum Mortgage Rates of the Group I Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	759	$ 103,816,428	20.04%	$ 136,781	632	80.86%
11.000 - 11.999	84	21,043,761	4.06	250,521	653	77.53
12.000 - 12.999	785	176,948,872	34.16	225,413	638	80.83
13.000 - 13.999	801	150,225,656	29.00	187,548	618	83.18
14.000 - 14.999	360	52,390,458	10.11	145,529	592	87.53
15.000 - 15.999	101	12,778,196	2.47	126,517	570	89.46
16.000 - 16.999	5	760,092	0.15	152,018	570	94.71
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate Group I loans was approximately 13.2184% per annum.

Minimum Mortgage Rates of the Group I Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	759	$ 103,816,428	20.04%	$ 136,781	632	80.86%
5.000 - 5.999	84	21,043,761	4.06	250,521	653	77.53
6.000 - 6.999	785	176,948,872	34.16	225,413	638	80.83
7.000 - 7.999	801	150,225,656	29.00	187,548	618	83.18
8.000 - 8.999	360	52,390,458	10.11	145,529	592	87.53
9.000 - 9.999	101	12,778,196	2.47	126,517	570	89.46
10.000 - 10.999	5	760,092	0.15	152,018	570	94.71
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate Group I mortgage loans was approximately 7.2186% per annum

Next Interest Rate Adjustment Date of the Group I Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	759	$ 103,816,428	20.04%	$ 136,781	632	80.86%
April 2007	1	219,398	0.04	219,398	640	90.00
May 2007	1	222,711	0.04	222,711	629	75.00
June 2007	5	648,091	0.13	129,618	625	84.98
July 2007	10	1,919,902	0.37	191,990	656	83.69
August 2007	19	3,372,503	0.65	177,500	630	86.07
September 2007	24	4,265,712	0.82	177,738	624	83.62
October 2007	109	19,899,799	3.84	182,567	623	82.17
November 2007	1,687	330,897,875	63.88	196,146	621	82.57
December 2007	144	24,611,180	4.75	170,911	619	82.92
July 2008	1	119,000	0.02	119,000	633	100.00
September 2008	5	1,232,049	0.24	246,410	684	84.38
October 2008	6	745,205	0.14	124,201	625	87.72
November 2008	43	8,579,346	1.66	199,520	651	80.55
December 2008	6	1,356,000	0.26	226,000	649	79.88
September 2010	15	3,647,596	0.70	243,173	665	82.61
October 2010	23	4,989,963	0.96	216,955	648	82.88
November 2010	36	7,370,704	1.42	204,742	662	86.30
December 2010	1	50,000	0.01	50,000	675	48.00
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate Group I mortgage loans will be approximately 25

Debt to Income Ratio of the Group I Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	62	$ 10,474,395	2.02%	$ 168,942	620	79.30%
20.01 - 25.00	94	13,473,505	2.60	143,335	621	78.97
25.01 - 30.00	192	28,263,557	5.46	147,206	623	80.54
30.01 - 35.00	306	50,180,877	9.69	163,990	618	80.37
35.01 - 40.00	435	77,279,246	14.92	177,653	628	81.81
40.01 - 45.00	620	110,475,969	21.33	178,187	627	82.66
45.01 - 50.00	1,012	193,276,176	37.31	190,984	629	83.44
50.01 - 55.00	169	33,532,488	6.47	198,417	607	82.25
55.01 - 60.00	5	1,007,251	0.19	201,450	602	79.97
Total:	2,895	$ 517,963,464	100.00%	$ 178,917	625	82.29%

As of the cut-off date, the weighted average debt-to-income ratio of the Group I loans will be approximately 42.18%.

Group II Collateral Summary

Summary	Total	Minimum	Maximum
Group II Current Principal Balance	$207,036,745.87	$46,268.93	$503,222.09
Number of Mortgage Loans	1,387

Average Current Principal Balance	$149,269.46
Weighted Average Original Loan-to-Value	83.95%	30.00%	100.00%
Weighted Average Mortgage Rate	7.16%	5.05%	12.15%
Weighted Average Net Mortgage Rate	6.70%	4.63%	11.60%
Weighted Average Note Margin	5.01%	2.82%	8.39%
Weighted Average Maximum Mortgage Rate	13.14%	11.05%	16.30%
Weighted Average Minimum Mortgage Rate	7.14%	5.05%	10.30%
Weighted Average Term to Next Rate Adjustment Date (months)	23	17	60
Weighted Average Remaining Term to Stated Maturity (months)	359	237	360
Weighted Average Credit Score	644	521	809

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid ARM	91.60%
	Fixed	8.40%

Lien	First	100.00%
	Second	0.00%

Property Type	Single Family (detached)	84.51%
	Townhouse/rowhouse	3.82%
	Condo under 5 stories	6.90%
	Detached PUD	0.40%
	Attached PUD	0.05%
	Two-to-four family units	4.32%

Occupancy Status	Primary Residence	100.00%
	Second/Vacation	0.00%
	Non Owner Occupied	0.00%

Documentation Type	Full Documentation	64.94%
	Reduced Documentation	35.06%

Loans with Prepayment penalties		74.09%

Interest Only Percentage		29.97%

Loans serviced by Homecomings		100.00%

Lien Position of the Group II Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Product Type of the Group II Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2 Year Hybrd	929	$ 126,089,827	60.90%	$ 135,726	639	84.63%
2 Year Hybrd IO	288	57,786,507	27.91	200,648	650	82.46
3 Year Hybrid	18	2,391,980	1.16	132,888	665	82.63
3 Year Hybrid IO	11	2,056,552	0.99	186,959	654	81.63
5 Year Hybrid	5	598,035	0.29	119,607	660	88.20
5 Year Hybrid IO	4	730,150	0.35	182,537	705	92.83
FRM	125	15,915,666	7.69	127,325	653	84.29
FRM IO	7	1,468,028	0.71	209,718	685	80.00
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Credit Score Distribution of the Group II Loans
Credit Score Range	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
520 - 539	17	$ 1,740,330	0.84%	$ 102,372	84.16%
540 - 559	45	5,875,046	2.84	130,557	84.12
560 - 579	58	7,539,126	3.64	129,985	87.98
580 - 599	189	24,409,377	11.79	129,150	82.57
600 - 619	184	25,337,675	12.24	137,705	83.43
620 - 639	267	39,728,095	19.19	148,794	82.93
640 - 659	213	33,830,168	16.34	158,827	83.46
660 - 679	148	24,558,627	11.86	165,937	83.05
680 - 699	82	13,464,526	6.50	164,202	85.27
700 - 719	70	11,718,743	5.66	167,411	86.27
720 - 739	52	8,835,841	4.27	169,920	84.33
740 - 759	34	5,506,021	2.66	161,942	88.28
760 or Greater	28	4,493,171	2.17	160,470	88.91
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	83.95%

As of the cut-off date, the weighted average Credit Score of the Group II mortgage loans will be approximately 644.

Original Mortgage Loan Principal Balances of the Group II Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	441	$ 33,744,767	16.30%	$ 76,519	631	86.44%
100,001 to 200,000	633	92,108,804	44.49	145,512	643	84.05
200,001 to 300,000	254	61,492,572	29.70	242,097	650	82.78
300,001 to 400,000	57	18,715,806	9.04	328,347	653	82.61
400,001 to 500,000	1	471,573	0.23	471,573	742	80.00
500,001 to 600,000	1	503,222	0.24	503,222	680	95.00
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

As of the cut-off date, the average unpaid principal balance of the Group II mortgage loans will be approximately $149,269.

Net Mortgage Rates of the Group II Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	2	$ 554,942	0.27%	$ 277,471	722	80.00%
5.000 - 5.499	38	8,731,063	4.22	229,765	677	79.02
5.500 - 5.999	160	29,234,172	14.12	182,714	658	80.68
6.000 - 6.499	352	59,812,000	28.89	169,920	655	81.89
6.500 - 6.999	309	44,467,491	21.48	143,908	642	82.42
7.000 - 7.499	232	32,153,671	15.53	138,593	638	85.88
7.500 - 7.999	116	13,712,163	6.62	118,208	624	89.16
8.000 - 8.499	90	10,204,296	4.93	113,381	611	94.85
8.500 - 8.999	58	5,723,967	2.76	98,689	589	94.01
9.000 - 9.499	20	1,691,612	0.82	84,581	593	98.00
9.500 - 9.999	9	614,905	0.30	68,323	576	96.09
11.500 - 11.999	1	136,462	0.07	136,462	556	70.00
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

As of the cut-off date, the weighted average Net Mortgage Rate of the Group II mortgage loans was approximately 6.6986% per annum.

Mortgage Rates of the Loans of the Group II Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	4	$ 983,198	0.47%	$ 245,800	688	80.00%
5.500 - 5.999	49	10,669,944	5.15	217,754	678	79.20
6.000 - 6.499	168	31,201,133	15.07	185,721	658	80.59
6.500 - 6.999	371	61,037,354	29.48	164,521	654	81.78
7.000 - 7.499	283	40,799,092	19.71	144,166	641	82.58
7.500 - 7.999	230	31,785,359	15.35	138,197	636	85.90
8.000 - 8.499	90	10,730,365	5.18	119,226	624	90.65
8.500 - 8.999	103	11,625,174	5.62	112,866	612	94.73
9.000 - 9.499	53	5,245,072	2.53	98,964	588	94.15
9.500 - 9.999	25	2,147,344	1.04	85,894	592	97.35
10.000 - 10.499	10	676,248	0.33	67,625	580	96.45
12.000 - 12.499	1	136,462	0.07	136,462	556	70.00
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

As of the cut-off date, the Weighted average mortgage rate of the Group II mortgage loans will be approximately 7.1616% per annum.

Original Loan-to-Value of the Group II Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	4	$ 409,572	0.20%	$ 102,393	612
50.01 - 55.00	1	330,000	0.16	330,000	616
55.01 - 60.00	4	686,809	0.33	171,702	648
60.01 - 65.00	2	278,694	0.13	139,347	605
65.01 - 70.00	11	1,608,918	0.78	146,265	600
70.01 - 75.00	12	1,938,156	0.94	161,513	604
75.01 - 80.00	910	143,270,565	69.20	157,440	647
80.01 - 85.00	46	6,592,329	3.18	143,311	594
85.01 - 90.00	90	13,059,084	6.31	145,101	606
90.01 - 95.00	58	9,127,319	4.41	157,368	605
95.01 - 100.00	249	29,735,300	14.36	119,419	674
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644

The weighted average loan-to-value ratio at origination of the Group II mortgage loans was approximately 83.95%.

Geographical Distributions of Mortgaged Properties of the Group II Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	34	$ 3,207,554	1.55%	$ 94,340	621	87.18%
Arizona	66	12,091,817	5.84	183,209	653	82.59
Arkansas	6	492,552	0.24	82,092	622	96.92
California	80	19,223,843	9.29	240,298	664	79.76
Colorado	27	4,597,297	2.22	170,270	633	80.07
Connecticut	13	2,270,890	1.10	174,684	621	84.94
Delaware	22	4,219,568	2.04	191,799	633	84.83
Florida	80	13,670,563	6.60	170,882	633	82.70
Georgia	46	6,817,336	3.29	148,203	648	83.20
Idaho	5	437,652	0.21	87,530	644	86.89
Illinois	89	14,098,409	6.81	158,409	650	84.25
Indiana	42	3,924,192	1.90	93,433	627	91.73
Iowa	8	807,722	0.39	100,965	646	84.16
Kansas	6	692,989	0.33	115,498	618	87.16
Kentucky	24	2,707,601	1.31	112,817	635	86.98
Louisiana	30	3,340,298	1.61	111,343	634	86.09
Maine	15	2,191,503	1.06	146,100	679	88.63
Maryland	56	11,711,495	5.66	209,134	647	82.73
Massachusetts	32	6,694,995	3.23	209,219	664	80.19
Michigan	60	6,704,274	3.24	111,738	626	86.46
Minnesota	16	2,568,203	1.24	160,513	662	82.63
Mississippi	22	2,035,186	0.98	92,508	634	89.98
Missouri	26	2,748,921	1.33	105,728	618	85.27
Nebraska	5	374,518	0.18	74,904	662	81.85
Nevada	26	5,789,976	2.80	222,691	646	82.26
New Hampshire	7	1,111,732	0.54	158,819	643	82.45
New Jersey	36	7,327,130	3.54	203,531	657	85.44
New Mexico	15	1,974,413	0.95	131,628	639	84.60
New York	28	3,203,499	1.55	114,411	641	82.40
North Carolina	44	5,311,470	2.57	120,715	621	87.28
Ohio	29	2,689,611	1.30	92,745	619	89.28
Oklahoma	26	2,630,139	1.27	101,159	620	86.88
Oregon	19	2,984,576	1.44	157,083	650	82.17
Pennsylvania	102	12,426,212	6.00	121,826	645	86.55
Rhode Island	10	1,974,373	0.95	197,437	658	80.65
South Carolina	25	2,853,524	1.38	114,141	627	88.64
South Dakota	1	107,020	0.05	107,020	654	80.00
Tennessee	40	4,598,919	2.22	114,973	641	85.62
Texas	53	5,962,667	2.88	112,503	641	84.84
Utah	11	1,778,858	0.86	161,714	657	82.68
Vermont	2	286,982	0.14	143,491	636	80.00
Virginia	46	8,056,994	3.89	175,152	643	83.26
Washington	27	4,953,500	2.39	183,463	655	81.72
Wisconsin	28	3,173,115	1.53	113,326	639	83.96
Wyoming	2	212,660	0.10	106,330	600	80.00
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Mortgage Loan Purpose of the Group II Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Mortgage Loan Documentation Types of the Group II Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	982	$ 134,449,408	64.94%	$ 136,914	632	85.56%
Reduced Documentation	405	72,587,338	35.06	179,228	667	80.97
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Occupancy Type of the Group II Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Mortgaged Property Types of the Group II Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	1,196	$ 174,965,204	84.51%	$ 146,292	641	84.22%
Townhouse	47	7,906,232	3.82	168,218	650	81.19
Condo-Low-Rise(Less than 5 stories)	94	14,290,814	6.90	152,030	663	82.62
Planned Unit Developments (detached)	4	824,961	0.40	206,240	594	83.89
Planned Unit Developments (attached)	1	96,373	0.05	96,373	580	95.00
Two-to-four family units	45	8,953,162	4.32	198,959	672	83.20
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Credit Grades of the Group II Loans
Aggregate Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	1,041	$ 160,509,319	77.53%	$ 154,188	660	83.98%
AM	189	24,752,722	11.96	130,967	593	83.50
AX	43	7,480,021	3.61	173,954	642	82.82
B	51	6,347,610	3.07	124,463	570	86.56
C	42	5,456,271	2.64	129,911	551	84.81
CM	21	2,490,803	1.20	118,610	558	81.66
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Prepayment Penalty Terms of the Group II Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	344	$ 53,634,916	25.91%	$ 155,915	647	83.75%
12 Months	71	12,085,115	5.84	170,213	664	85.00
24 Months	846	123,755,484	59.77	146,283	639	84.04
36 Months	125	17,386,911	8.40	139,095	660	83.26
Other	1	174,320	0.08	174,320	598	80.00
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

"Other" means not 12 months, 24 months, 36 months, and not more than 36 months.

Interest Only Terms of the Group II Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	1,077	$ 144,995,508	70.03%	$ 134,629	641	84.57%
60 Months	310	62,041,238	29.97	200,133	651	82.50
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

Note Margins of the Group II Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	132	$ 17,383,694	8.40%	$ 131,695	656	83.93%
2.500 - 2.999	1	244,000	0.12	244,000	721	80.00
3.000 - 3.499	7	1,929,188	0.93	275,598	688	80.00
3.500 - 3.999	67	13,448,954	6.50	200,731	671	79.48
4.000 - 4.499	199	36,435,943	17.60	183,095	655	80.69
4.500 - 4.999	343	54,769,213	26.45	159,677	650	81.91
5.000 - 5.499	252	36,889,941	17.82	146,389	640	82.80
5.500 - 5.999	172	23,500,163	11.35	136,629	632	88.25
6.000 - 6.499	70	8,160,647	3.94	116,581	610	94.40
6.500 - 6.999	86	9,011,402	4.35	104,784	605	94.72
7.000 - 7.499	33	3,122,282	1.51	94,615	579	94.72
7.500 - 7.999	21	1,900,298	0.92	90,490	583	95.28
8.000 - 8.499	4	241,021	0.12	60,255	586	98.56
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

As of the cut-off date, the weighted average note margin of the Group II adjustable rate mortgage loans was approximately 5.0149% per annum.

Maximum Mortgage Rates of the Group II Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	132	$ 17,383,694	8.40%	$ 131,695	656	83.93%
11.000 - 11.999	52	11,469,329	5.54	220,564	680	79.26
12.000 - 12.999	497	85,378,707	41.24	171,788	654	81.36
13.000 - 13.999	456	65,535,954	31.65	143,719	637	84.26
14.000 - 14.999	172	20,131,137	9.72	117,041	612	92.65
15.000 - 15.999	68	6,461,676	3.12	95,025	587	95.03
16.000 - 16.999	10	676,248	0.33	67,625	580	96.45
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

As of the cut-off date, the weighted average maximum mortgage rate of the Group II adjustable rate loans was approximately 13.1442% per annum.

Minimum Mortgage Rates of the Group II Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	132	$ 17,383,694	8.40%	$ 131,695	656	83.93%
5.000 - 5.999	52	11,469,329	5.54	220,564	680	79.26
6.000 - 6.999	497	85,378,707	41.24	171,788	654	81.36
7.000 - 7.999	456	65,535,954	31.65	143,719	637	84.26
8.000 - 8.999	172	20,131,137	9.72	117,041	612	92.65
9.000 - 9.999	68	6,461,676	3.12	95,025	587	95.03
10.000 - 10.999	10	676,248	0.33	67,625	580	96.45
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate Group II mortgage loans was approximately 7.1442% per annum.

Next Interest Rate Adjustment Date of the Group II Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	132	$ 17,383,694	8.40%	$ 131,695	656	83.93%
May 2007	1	85,607	0.04	85,607	546	90.00
June 2007	1	150,000	0.07	150,000	619	80.00
July 2007	5	848,350	0.41	169,670	685	89.10
August 2007	14	2,143,376	1.04	153,098	653	88.37
September 2007	14	1,992,159	0.96	142,297	649	85.92
October 2007	84	12,860,370	6.21	153,100	647	82.47
November 2007	1,035	157,102,507	75.88	151,790	642	83.94
December 2007	63	8,693,965	4.20	137,999	641	84.17
August 2008	3	279,587	0.14	93,196	641	90.56
October 2008	1	156,000	0.08	156,000	741	80.00
November 2008	24	3,920,305	1.89	163,346	657	81.71
December 2008	1	92,640	0.04	92,640	686	80.00
September 2010	4	477,696	0.23	119,424	710	95.49
October 2010	3	468,429	0.23	156,143	692	87.74
November 2010	1	162,060	0.08	162,060	666	100.00
December 2010	1	220,000	0.11	220,000	627	80.00
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the Group II adjustable rate mortgage loans will be approximately 23.

Debt to Income Ratio of the Group II Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	17	$ 2,094,736	1.01%	$ 123,220	637	85.17%
20.01 - 25.00	28	3,592,606	1.74	128,307	648	83.02
25.01 - 30.00	85	9,897,146	4.78	116,437	636	85.47
30.01 - 35.00	121	15,340,253	7.41	126,779	647	85.44
35.01 - 40.00	220	30,954,107	14.95	140,700	648	84.15
40.01 - 45.00	329	49,430,773	23.88	150,246	644	83.91
45.01 - 50.00	554	89,955,829	43.45	162,375	645	83.42
50.01 - 55.00	33	5,771,296	2.79	174,888	617	85.00
Total:	1,387	$ 207,036,746	100.00%	$ 149,269	644	83.95%

As of the cut-off date, the weighted average debt-to-income ratio of the Group II loans will be 42.92%.